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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         August 12, 1997
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                         SEARCH FINANCIAL SERVICES INC.
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               (Exact name of registrant as specified in charter)


          DELAWARE                                       0-9539                          41-1356819
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(State or other jurisdiction of incorporation)     (Commission File Number)    (I.R.S. Employer Identification No.)
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           600 N. PEARL STREET
                SUITE 2500
              DALLAS, TEXAS
                                                         75201-2899
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 (Address of principal executive offices)               (Zip Code)



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 5.           OTHER EVENTS.

         On or about August 12, 1997, the trustee (the "Litigation Trustee") of the litigation trust (the "Litigation Trust") established under the plan of reorganization (the "Plan") of eight of Registrant's subsidiaries (the "Fund
Subsidiaries") filed a complaint (the "Trustee's Complaint") in the United
States Bankruptcy Court for the Northern District of Texas, Dallas Division, against Registrant, its subsidiary Search Financial Services Acceptance Corp.
(formerly known as Automobile Credit Acceptance Corp.) ("SFSAC"), certain of
Registrant's former officers and directors, certain broker-dealers who sold notes of three of the Fund Subsidiaries and Registrant's and the Fund
Subsidiaries' former independent accounts. The Litigation Trust was established to pursue causes of action of the Fund Subsidiaries and of the former holders of notes issued by the Fund Subsidiaries who assigned their claims to the Litigation Trust. In the Trustee's Complaint, the Litigation Trust alleges (1) breach of fiduciary duty owed by Search and the former directors and officers to three of the Fund Subsidiaries through the use of fraudulent misrepresentations and omissions in the raising of capital that was used for the benefit of Registrant and its affiliates rather than those Fund
Subsidiaries, (2) violations by Search and the former directors and officers of the Racketeer Influenced and Corrupt Organizations Act as a result of the fraudulent offering of notes by three of the Fund Subsidiaries, (3) negligence by the broker-dealers and accountants in connection with the offering of notes by the three Fund Subsidiaries and (4) payment of voidable preferential transfers to Registrant and SFSAC, which payments were specified in the Plan, in the amount of $7,236,111. The plaintiff seeks recovery of the alleged preferential transfers and unspecified actual, exemplary and treble damages.
Registrant and SFSAC believe the suit is without merit and will vigorously defend themselves. An adverse judgment in the suit could, however, have a material adverse effect on the Company's results of operations or financial condition.

         Registrant previously reported that (i) it had reached an agreement in principle in March 1997, subject to a number of conditions, to settle the action pending against it in the Federal District Court for the Southern
District of Mississippi (the "MS Court") styled Janice and Warren Bowe, et al.
v. Search Capital Group, Inc., et al. (the "Bowe Action") and all claims of the Litigation Trust for $350,000 in cash and the issuance of shares of Registrant's Common Stock having a value of $1,375,000, (2) the MS Court had dismissed the plaintiffs' motion for class certification in the Bowe Action, without prejudice and subject to renewal and final disposition, pending outcome of the settlement discussions, (3) negotiations to finalize the settlement were suspended by Registrant because of the decline in the market price of the Common Stock during the first half of May and (4) it intends to resume settlement negotiations when the market price of the Common Stock recovers to its pre-May trading range, but there can be no assurance that the other parties will be willing to resume negotiations or that a settlement on terms acceptable to Registrant will be concluded.

         The Litigation Trustee has indicated that the Trustee's Complaint was filed to prevent the Litigation Trust's claims alleged in the Trustee's
Complaint from becoming barred by the statute of limitations and that the Litigation Trustee is still interested in a negotiated settlement. The claims alleged in the Trustee's Complaint would be resolved by the settlement as previously negotiated, but there can be no assurance that the previously negotiated settlement, or any other settlement acceptable to Registrant, will be concluded. Because a settlement has not yet been


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consummated, counsel for the plaintiffs in the Bowe Action has requested that the MS Court take up and resolve the question of class certification.

         On August 29, 1997, Registrant announced that, based on current projections, under the terms of an existing loan agreement, it will not be allowed to pay dividends in cash on its 9%/7% Convertible Preferred Stock and 12% Senior Convertible Preferred Stock for the quarter ending September 30,
1997. With respect to the 9%/7% Convertible Preferred Stock, the dividend may be paid in shares of Registrant's Common Stock if the average closing price of the Common Stock for the 20 trading days ending October 10, 1997 is at least
$4.00 per share. There is no provision for payment of dividends on the 12%
Senior Convertible Preferred Stock in the form of Common Stock.

         In making the announcement, Registrant stated that (i) its growth is dependent on increasing its capital resources, (2) it is continuing discussions to obtain additional lines of credit and raise additional equity or debt financing, (3) during these discussions it has become apparent that investors and lenders will not allow the continued, unrestricted payment of preferred stock dividends in cash while they are providing capital and funding for growth and (4) accordingly, to facilitate raising the additional financing necessary to fund growth, Registrant's management and its financial advisors are exploring the feasibility and desirability of offering preferred stockholders the opportunity to exchange their shares of preferred stock for shares of the Registrant's Common Stock and/or cash. An exchange offer will be made only by means of a prospectus.

         Registrant's negotiations with an affiliate of Lehman Brothers Holding
Inc. regarding a warehouse line of credit facility have terminated as the parties were unable to agree on terms.


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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SEARCH FINANCIAL SERVICES INC.



                                    By:  /s/ Ellis A. Regenbogen
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                                         Ellis A. Regenbogen
                                         Executive Vice President

Dated:   September 4, 1997



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